Exhibit 5.1

October 31, 2025

Orchestra BioMed Holdings, Inc.

150 Union Square Drive
New Hope, Pennsylvania 18938

Re:	Orchestra BioMed Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the resale of up to 8,027,890 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued or issuable by the Company, as follows:

(i)	the resale of up to 4,209,709 shares of Common Stock (the “Medtronic Shares”) issued in two private placements (the “Medtronic Private Placements”) to Covidien Group S.à.r.l. (“Medtronic”);

(ii)	the resale of up to 1,818,181 shares of Common Stock (the “Ligand Shares” and together with the Medtronic Shares, the “Private Placement Shares”) issued in a private placement (the “Ligand Private Placement”) to Ligand Pharmaceuticals Incorporated (“Ligand”); and

(iii)	the resale of up to 2,000,000 shares of Common Stock (the “Ligand Warrant Shares”) issuable upon the exercise of a Common Stock purchase warrant (the “Ligand Warrant”) issued to Ligand pursuant to a Revenue Participation Right Purchase and Sale Agreement, dated as of July 31, 2025 (the “Revenue Purchase and Sale Agreement” and the issuance of such Ligand Warrant, the “Ligand Warrant Private Placement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including without limitation:

(i)          the Registration Statement;

(ii)         the Prospectus;

(iii)        the Company’s Certificate of Incorporation, certified as of October 30, 2025 (the “Certificate of Incorporation”), by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof, and the Bylaws of the Company as presently in effect, certified by an officer of the Company as of the date hereof;

Orchestra BioMed Holdings, Inc.

October 31, 2025

(iv)       the Stock Purchase Agreement, dated as of July 31, 2025, by and between the Company and Medtronic (as amended, the “Medtronic SPA”), entered into by the parties in connection with the Medtronic Private Placements;

(v)        the Stock Purchase Agreement, dated as of July 31, 2025, by and between the Company and Ligand (collectively with the Revenue Purchase and Sale Agreement and the Medtronic SPA, the “Financing Agreements”), entered into by the parties in connection with the Ligand Private Placement;

(vi)       the Revenue Purchase and Sale Agreement entered into by the parties thereto in connection with the Ligand Warrant Private Placement;

(vii)       a certificate of the Secretary of State of the State of Delaware, certifying as to the existence and good standing of the Company under the laws of the State of Delaware as of October 30, 2025 (the “Good Standing Certificate”); and

(viii)     resolutions adopted by the board of directors of the Company, certified by an officer of the Company.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Financing Agreements and all other agreements pursuant to which the Ligand Shares, the Medtronic Shares and the Ligand Warrant were issued are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (x) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (xi) that the Ligand Warrant Shares will not be issued or transferred in violation of any restriction contained in the Certificate of Incorporation. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With respect to the Ligand Warrant and the Ligand Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Ligand Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Ligand Warrant, may cause the Ligand Warrant to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price of the Ligand Warrant will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Orchestra BioMed Holdings, Inc.

October 31, 2025

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.          The Private Placement Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

2.          The Ligand Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when and if issued upon exercise of the Ligand Warrant in accordance with the terms of the Ligand Warrant, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP